                               Exhibit (16)(a)

                        Cardinal Balanced Fund SEC Yield
                     For the Month Ended September 30, 1996

Yield is computed by dividing the net investment income per Share earned during the past 30-day period by the maximum offering price per Share on the last day of that period.

Net income                      $   39,876
Amort. of prem/disc.                  (279)
                                ----------
Net income after amortization   $   40,155
                                ==========
Average shares outstanding       1,210,904
                                ==========
Asked price (max. price)        $    12.46
                                ==========
YIELD =                              3.22%
                                ==========

YIELD = 2[(a - b)/cd + 1)(6) - 1]

where:  a - net income earned for the period
        b - amortization of prem/disc.
        c - avg number of Shares outstanding during the period d - max. offering price last day of the period

Cardinal Balanced Fund

Cardinal Balanced Fund 1 Year Return @ 4.50% Load

                   MONTH END
                   NET ASSET     DIVIDENDS     CAP GAINS     REINVEST     REINVEST     REINVEST     AMOUNT
   DATE              VALUE       PER SHARE     PER SHARE       PRICE       SHARES       SHARES     INVESTED
                                                                          DIVIDEND     CAP GAIN
30-Sep-95            11.52         0.09                        11.30        0.000        0.000     $1,000.00
31-Oct-95            11.36                                                  0.000        0.000
30-Nov-95            11.67                                                  0.000        0.000
31-Dec-95            11.52         0.10          0.387         11.30        0.748        2.840
31-Jan-96            11.55                                                  0.000        0.000
29-Feb-96            11.58                                                  0.000        0.000
31-Mar-96            11.50         0.11                        11.37        0.799        0.000
30-Apr-96            11.72                                                  0.000        0.000
31-May-96            11.82                                                  0.000        0.000
30-Jun-96            11.65         0.10                        11.68        0.747        0.000
31-Jul-96            11.37                                                  0.000        0.000
31-Aug-96            11.67                                                  0.000        0.000
30-Sep-96            11.85         0.11                        11.73        0.826        0.000




              LOAD       FULL       TOTAL         TOTAL        TOTAL
                         ASK       SHARES         VALUE       RETURN

30-Sep-95    4.50%      $12.06      82.919       955.22       -4.48%
31-Oct-95                           82.919       941.96       -5.80%
30-Nov-95                           82.919       967.66       -3.23%
31-Dec-95                           86.507       996.56       -0.34%
31-Jan-96                           86.507       999.16       -0.08%
29-Feb-96                           86.507     1,001.75        0.18%
31-Mar-96                           87.306     1,012.75        1.27%
30-Apr-96                           87.306     1,023.22        2.32%
31-May-96                           87.306     1,031.96        3.20%
30-Jun-96                           88.053     1,025.82        2.58%
31-Jul-96                           88.053     1,001.17        0.12%
31-Aug-96                           88.053     1,027.58        2.76%
30-Sep-96                           88.879     1,053.22        5.32%

AVERAGE ANNUAL TOTAL  RETURN FORMULA:  T = (ERV/P)* 1/N - 1
AGGREGATE TOTAL RETURN FORMULA:  T = (ERV/P) - 1

        P = a hypothetical initial payment of $1,000
        T = total return
        N = number of years
ERV = ending redeemable value at the end of the period of a hypothetical
      $1,000 investment made at the beginning of the period

CALCULATIONS:
        AVERAGE ANNUAL TOTAL RETURN:   (1,053.22/1,000)*(1/1) - 1 = 5.32%
        AGGREGATE TOTAL RETURN:        (1,053.22/1,000) - 1 = 5.32%

* - The performance data reflects a deduction of the maximum sales charge of 4.50% of the public offering price.

              MONTH END
              NET ASSET  DIVIDENDS   CAP GAINS   REINVEST     REINVEST   REINVEST   AMOUNT     LIQUIDATION   LIQUIDATION
DATE            VALUE    PER SHARE   PER SHARE    PRICE        SHARES     SHARES   INVESTED      DOLLARS       SHARES
                                                              DIVIDEND   CAP GAIN
24-Jun-93       10.00                                                              $1,000.00       4.50%        $10.47
30-Jun-93       10.00                                          0.000       0.000
31-Jul-93        9.99                                          0.000       0.000
31-Aug-93       10.11                                          0.000       0.000
30-Sep-93       10.13      0.01                   10.11        0.094       0.000
31-Oct-93       10.16                                          0.000       0.000
30-Nov-93       10.11                                          0.000       0.000
31-Dec-93       10.09      0.05       0.028       10.05        0.476       0.266
31-Jan-94       10.35                                          0.000       0.000
28-Feb-94       10.23                                          0.000       0.000
31-Mar-94        9.95      0.05                   10.20        0.472       0.000
30-Apr-94        9.95                                          0.000       0.000
31-May-94        9.88                                          0.000       0.000
30-Jun-94        9.67      0.06                    9.92        0.586       0.000
31-Jul-94        9.93                                          0.000       0.000
31-Aug-94       10.12                                          0.000       0.000
30-Sep-94        9.90      0.08                   10.01        0.778       0.000
31-Oct-94        9.88                                          0.000       0.000
30-Nov-94        9.64                                          0.000       0.000
31-Dec-94        9.80      0.095      0.035        9.50        0.982       0.682
31-Jan-95        9.76                                          0.000       0.000
28-Feb-95       10.16                                          0.000       0.000
31-Mar-95       10.23      0.08                   10.00        0.796       0.000
30-Apr-95       10.41                                          0.000       0.000
31-May-95       10.78                                          0.000       0.000
30-Jun-95       10.89      0.08                   10.76        0.746       0.000
31-Jul-95       11.08                                          0.000       0.000
31-Aug-95       11.36                                          0.000       0.000
30-Sep-95       11.52      0.09                   11.30        0.827       0.000
31-Oct-95       11.36                                          0.000       0.000
30-Nov-95       11.67                                          0.000       0.000
31-Dec-95       11.52      0.10       0.387       11.30        0.920       3.490
31-Jan-96       11.55                                          0.000       0.000
29-Feb-96       11.58                                          0.000       0.000
31-Mar-96       11.60      0.11                   11.37        0.982       0.000
30-Apr-96       11.72                                          0.000       0.000
31-May-96       11.82                                          0.000       0.000
30-Jun-96       11.65      0.10                   11.68        0.919       0.000
31-Jul-96       11.37                                          0.000       0.000
31-Aug-96       11.67                                          0.000       0.000
30-Sep-96       11.85      0.11                   11.73        1.015       0.000

              LIQUIDATION  LIQUIDATION    TOTAL           TOTAL           TOTAL
DATE            DOLLARS       SHARES      SHARES          VALUE           RETURN
24-Jun-93        4.50%       $10.47       95.511          955.11          -4.49%
30-Jun-93                                 95.511          955.11          -4.49%
31-Jul-93                                 95.511          954.15          -4.58%
31-Aug-93                                 95.511          965.62          -3.44%
30-Sep-93                                 95.605          968.48          -3.15%
31-Oct-93                                 95.605          971.35          -2.86%
30-Nov-93                                 95.605          966.57          -3.34%
31-Dec-93                                 96.347          972.15          -2.79%
31-Jan-94                                 96.347          997.20          -0.28%
28-Feb-94                                 96.347          985.63          -1.44%
31-Mar-94                                 96.820          963.36          -3.66%
30-Apr-94                                 96.820          963.36          -3.66%
31-May-94                                 96.820          956.58          -4.34%
30-Jun-94                                 97.405          941.91          -5.81%
31-Jul-94                                 97.405          967.24          -3.28%
31-Aug-94                                 97.405          985.74          -1.43%
30-Sep-94                                 98.184          972.02          -2.80%
31-Oct-94                                 98.184          970.06          -2.99%
30-Nov-94                                 98.184          946.49          -5.35%
31-Dec-94                                 99.527          955.46          -4.45%
31-Jan-95                                 99.527          971.39          -2.86%
28-Feb-95                                 99.527        1,010.20           1.02%
31-Mar-95                                100.324        1,026.31           2.63%
30-Apr-95                                100.324        1,044.37           4.44%
31-May-95                                100.324        1,081.49           8.15%
30-Jun-95                                101.070        1,100.65          10.06%
31-Jul-95                                101.070        1,119.85          11.99%
31-Aug-95                                101.070        1,148.15          14.82%
30-Sep-95                                101.897        1,173.85          17.32%
31-Oct-95                                101.897        1,157.55          15.76%
30-Nov-95                                101.897        1,169.14          18.91%
31-Dec-95                                106.306        1,224.65          22.47%
31-Jan-96                                106.306        1,227.84          22.78%
29-Feb-96                                106.306        1,231.03          23.10%
31-Mar-96                                107.288        1,244.54          24.45%
30-Apr-96                                107.288        1,257.42          25.74%
31-May-96                                107.288        1,268.15          26.81%
30-Jun-96                                108.207        1,260.61          26.06%
31-Jul-96                                108.207        1,230.31          23.03%
31-Aug-96                                108.207        1,262.77          25.28%
30-Sep-96                                109.221        1,294.27          29.43%

AVERAGE ANNUAL TOTAL RETURN FORMULA:  T = (ERV/P)* 1/N - 1
AGGREGATE TOTAL RETURN FORMULA:  T = (ERV/P) - 1

  P = a hypothetical initial payment of $10,000
  T = total return
  N = number of years
ERV = ending redeemable value at the end of the period of a hypothetical
      $10,000 investment made at the beginning of the period

CALCULATIONS:
   AVERAGE ANNUAL TOTAL RETURN:  (1,294.27/1,000)* (1/3.27) - 1 = 8.20%
   AGGREGATE TOTAL RETURN:       (1,294.27/1,000) - 1 = 29.43%

      *-The performance data reflects a deduction of the maximum sales charge of 4.50% of the public offering price.

Cardinal Balanced Fund

Distribution Yield Calculation          30-Sep-96

Annual dividend distribution             $0.417

Maximum offering price at
September 30, 1996                      $12.41

Distribution Yield at
September 30, 1996                        3.36%



Calculation:    D/P = Y

Y = Distribution Yield
D = Annual Dividend             0.417 / 12.41 = 3.36%
P = Offering Price